UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

CERIDIAN COMMENTS ON PERSHING SQUARE LETTER

MINNEAPOLIS, MN – June 13, 2007 – Ceridian Corporation (NYSE: CEN) today commented on a letter filed by Pershing Square Capital Management, L.P. related to the previously announced definitive merger agreement under which Ceridian will be jointly acquired by Thomas H. Lee Partners, L.P. (“THL Partners”) and Fidelity National Financial, Inc. (NYSE: FNF) (“FNF”) in an all cash transaction valued at approximately $5.3 billion.

The Company stated:

“On May 30, 2007, following a thorough and publicly announced exploration of strategic alternatives, Ceridian announced that it had entered into an agreement for the sale of the Company at $36 per share. The Board determined that this transaction was in the best interests of Ceridian shareholders and provided the greatest and most certain value of the available alternatives. Within the next several days the Company expects to file its proxy statement, which will contain more information about the Board’s process and review of strategic alternatives. The Board encourages all shareholders to review the proxy statement closely after it is filed.

Pershing Square has now filed a letter stating that it has commenced its own review of strategic alternatives for Ceridian. The Board welcomes involvement by shareholders and is prepared to review any proposals that might result in a Superior Proposal per the merger agreement. The Board remains committed to its goal of maximizing shareholder value through its review of all alternatives.”

The merger agreement under which Ceridian will be jointly acquired by THL Partners and FNF is subject to certain closing conditions, including the approval of Ceridian’s shareholders, antitrust and state regulatory approvals, and the satisfaction of other customary closing conditions. There is no financing condition to consummate the transaction. The transaction is expected to close following the satisfaction of all closing conditions and completion of a financing marketing period, which is anticipated to occur in the fourth quarter.

The transaction will be presented to Ceridian shareholders for approval at Ceridian’s Annual Meeting, which will be scheduled as soon as practicable following the filing and review of proxy materials with the Securities and Exchange Commission. In any event, Ceridian intends to hold its Annual Meeting no later than September 21, 2007.

Greenhill & Co., LLC is serving as financial advisor to Ceridian and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Greenhill & Co. has delivered a fairness opinion to Ceridian in connection with the transaction.

About Ceridian
Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation of Ceridian, the prior restatements of Ceridian’s financial statements, the pending shareholder litigation involving Ceridian, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian’s Annual Report on Form 10-K for the year ended December 31, 2006, which factors are also incorporated herein by reference.

Ceridian does not undertake any obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Eric Brielmann/Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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